Exhibit 5.1

November 22, 2023

Safety Shot, Inc.

1061 E. Indiantown Road, Suite 110

Jupiter, FL - 33477

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Safety Shot, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 1,978,796 (the “Shares”) shares of our common stock, par value $0.001 (the “Common Stock”), including (i) up to 550,000 shares of common stock; and (ii) up to 1,428,796 shares of common stock issuable upon the exercise of the common stock purchase warrant (the “Warrants”)..

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), (iv) the Company’s bylaws, as amended (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Warrants to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the Delaware General Corporation Law (the “DGCL”) and the applicable statutory provisions of the Delaware Constitution and the reported judicial decisions interpreting such statute and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares, including when issued upon valid exercise of the Warrants in accordance with the terms of the Warrants, including without limitation payment of the specified exercise price therefor, will be validly issued, fully paid, and non-assessable. The Warrants represent a binding commitment of the Company.

The opinion above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

This opinion is limited to the DGCL, including the statutory provisions of the DGCL and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP